Exhibit 10.31

SECOND AMENDMENT TO

COBRA ELECTRONICS CORPORATION

2002 DEFERRED COMPENSATION PLAN

FOR SELECT EXECUTIVES

WHEREAS, Cobra Electronics Corporation, a Delaware Corporation (the “Company”), has heretofore adopted and maintains a nonqualified deferred compensation plan titled the “Cobra Electronics Corporation 2002 Deferred Compensation Plan for Select Executives” (the “Plan”) for the benefit of a select group of management and highly compensated employees; and

WHEREAS, the Company desires to amend the Plan with respect to requirements of section 409A of the Internal Revenue Code of 1986, as amended;

NOW THEREFORE, pursuant to the power of amendment contained in Section 11 of the Plan, the Plan is hereby amended, effective December 31, 2008, as follows:

1. Section 2(b) of the Plan is hereby amended to delete the phrase “, of which the Participant is convicted,” as it appears therein.

2. Section 2(c) of the Plan is hereby amended to read as follows:

(c) Change of Control. (1) For purposes of the first sentence of Section 4 (concerning the timing of payments following a termination of employment during a two-year period after a Change of Control), Change of Control shall mean the occurrence of any of the following events:

(A) any person, including a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (but not including (i) the Company or (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) acquires the beneficial ownership of, and the right to vote, more than 50% of the aggregate voting power of the class or classes of capital stock of the Company having the ordinary and sufficient voting power of the Company (the “Section 2(c)(1) Outstanding Voting Securities”); provided however, that if any person, including a group within the meaning of Section 13(d)(3) of the Exchange Act, is considered to own more than 50% of the Section 2(c)(1) Outstanding Voting Securities, and such person or group acquires additional Section 2(c)(1) Outstanding Voting Securities, the acquisition of the additional Section 2(c)(1) Outstanding Voting Securities by such person or group shall not be considered to cause a Change of Control of the Company;

(B) as the result of any tender or exchange offer, substantial purchase of the equity securities, merger, consolidation, sale of assets or contested election, or any combination of the foregoing transactions, a majority of the persons who were directors of the Company immediately prior to such transaction or transactions are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; or

(C) any one person, including a group within the meaning of Section 13(d)(3) of the Exchange Act, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions; provided however, that a transfer of assets shall not be treated as a Change of Control when such transfer is made to an entity that is controlled by the shareholders of the Company, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(vii)(B).

(2) For purposes of the fourth sentence of Section 3(b) (concerning credits to a Participant’s account in the event of a Change of Control) and the fourth sentence of Section 4 (concerning determination of a Participant’s vested percentage in the event of a Change of Control), Change of Control shall mean the occurrence of any of the following events:

(A) any person, including a group within the meaning of Section 13(d)(3) of the Exchange Act, acquires the beneficial ownership of, and the right to vote, shares having at least 50% of the aggregate voting power of the class or classes of capital stock of the Company having the ordinary and sufficient voting power (not depending upon the happening of a contingency) to elect at least a majority of the directors of the board of directors of the Company (the “Section 2(c)(2) Outstanding Voting Securities”);

(B) as the result of any tender or exchange offer, substantial purchase of the equity securities, merger, consolidation, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company immediately prior to such transaction or transactions do not constitute a majority of the board of directors of the Company (or of the board of directors of any successor to or assign of the Company) immediately after the next meeting of stockholders of the Company (or such successor or assign) following such transaction; or

(C) there is consummated a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”), excluding any Corporate Transaction pursuant to which (I) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Section 2(c)(2) Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Section 2(c)(2) Outstanding Voting Securities; (II) no person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) will beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction entitled to vote generally in the election of directors, and (III) the persons who were directors of the Company immediately prior to such Corporate Transaction will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction.

3. The fourth sentence of Section 3(b) of the Plan is hereby amended by deleting the phrase “Change of Control” and substituting in its place the phrase “Change of Control (as defined in Section 2(c)(2))”.

4. The first sentence of Section 4 of the Plan is hereby amended to read as follows:

Subject to Sections 6 and 11, if a Participant’s employment with the Company terminates for any reason other than his death or for Cause, the Participant shall be entitled to receive ten annual payments, with the first such payment being made as soon as administratively practicable during the 90-day period beginning on the first January 1 following the later of the date of the Participant’s termination of employment and the date on which the Participant attains age 65 and the second through tenth payments being made as soon as administratively practicable during the 90-day periods beginning on the next following January 1sts; provided, however, that if the Participant terminates employment during the period beginning immediately after, and ending two years after, a Change of Control (as defined in Section 2(c)(1)), occurring on or after January 1, 2002, the first such payment shall be made as soon as administratively practicable during the 90-day period beginning on the first January 1 following the date of the Participant’s termination of employment and the second through tenth payments shall be made as soon as administratively practicable during the 90-day periods beginning on the next following January 1sts.

5. The second and third sentences of Section 4 of the Plan are hereby amended by deleting the occurrences of the term “Valuation Date” and substituting in its place the phrase “December 31”.

6. The fourth sentence of Section 4 of the Plan is hereby amended by deleting the phrase “Change in Control” and substituting in its place the phrase “Change of Control (as defined in Section 2(c)(2))”.

7. Section 4 of the Plan is hereby further amended by adding at the end thereof two new paragraphs which read as follows:

Notwithstanding the preceding provisions of this Section 4, any amounts to be paid to a Participant pursuant to this Section 4 shall not be made before the day that is six months after the day of his termination of employment. To the extent any such payments would otherwise be made before such six-month anniversary day if not for the preceding sentence, such payments will be made to the Participant on the first business day that is six months after the day of his termination of employment.

For purposes of the Plan, the determination of whether a Participant’s employment with the Company has terminated and, if so, the time at which such termination occurs and the effective date of such termination, shall be the same determination as whether the Participant has a “separation from service” with the Company as defined and determined pursuant to section 409A of the Internal Revenue Code of 1986, as amended (the “IRC”), and regulations and other guidance promulgated by the Internal Revenue Service (the “IRS”) with respect thereto. In other words, the term “termination of employment” and similar terms are intended for purposes of the Plan to have the same meaning as the term “separation from service” as defined and determined pursuant to IRC §409A and regulations and other guidance promulgated by the IRS with respect thereto.

8. Section 5 of the Plan is hereby amended to read as follows:

(a) Subject to Sections 6 and 11, in the event that a Participant dies after he begins to receive payments under Section 4, the Participant’s designated beneficiary shall receive a single lump sum payment on the first January 1 following the Participant’s death of an amount equal to the balance of the Participant’s account as of the December 31 preceding such January 1 and determined as if the Participant had not died.

(b) Subject to Sections 6 and 11, in the event that a Participant’s employment with the Company terminates for any reason other than his death or for Cause and the Participant subsequently dies before he begins to receive payments under Section 4, the Participant’s designated beneficiary shall receive a single lump sum payment on the first January 1 following the Participant’s death of an amount equal to the vested percentage (determined pursuant to Section 4) of the balance of the Participant’s account as of the December 31 preceding such January 1 and determined as if the Participant had not died.

(c) Subject to Sections 6 and 11, in the event that a Participant dies while employed by the Company and before he begins to receive payments under Section 4, the Participant’s designated beneficiary shall receive a single lump sum payment on the first January 1 following the Participant’s death. The amount of such lump sum payment shall equal the present value of hypothetical biweekly payments scheduled to be made every two weeks for a five-year period, with the first such hypothetical payment scheduled to be made on the first regular Company pay day following the Participant’s death, and with the amount of each such hypothetical payment equal to one-twenty-sixth (1/26) of 50% of the Participant’s Annual Compensation for the calendar year during which the Participant’s death occurs. Such lump sum payment amount shall be determined by the certified public accounting firm that prepares the Company’s audited annual financial statements at the time of the Participant’s death and by using a discount rate equal to the annual interest rate of 10-year Treasury securities for the month containing the Participant’s date of death plus one percent.

(d) A Participant’s designated beneficiary shall be the person or entity designated by the Participant in a writing delivered to the Compensation Committee. If no such designation has been made, or if the designated beneficiary predeceases the Participant, the Participant’s designated beneficiary shall be (a) the surviving spouse of such Participant, (b) if there is no surviving spouse, the surviving children of the Participant, in equal shares, (c) if there is no surviving spouse and no surviving children, the executor or administrator of the estate of the Participant or (d) if there is no surviving spouse and no surviving children and if no executor or administrator has been appointed for the estate of the Participant within sixty days following the date of the Participant’s death, the person or persons who would be entitled under the intestate succession laws of the state of the Participant’s domicile to receive the Participant’s personal Estate, in equal shares.

9. The first sentence of Section 8 of the Plan is hereby amended to read as follows:

If a Participant or his beneficiary believes he is entitled to benefits pursuant to the Plan in an amount greater than those which he is receiving or has received, he may file a claim with the Compensation Committee; provided, however, that such claim is filed within 90 days of the latest date upon which the payment could have been timely made to the Participant in accordance with the terms of the Plan.

10. Section 8 of the Plan is hereby amended by adding at the end thereof a new sentence which reads as follows:

If the Compensation Committee determines that the Participant is entitled to benefits pursuant to the Plan in an amount greater than those which he has received, such additional benefits shall be paid to the Participant in a lump sum no later than the end of the first calendar year of the Participant in which the Compensation Committee makes such determination.

11. Section 13 of the Plan is hereby amended to read as follows:

13. AMENDMENT AND TERMINATION. The Company may amend, terminate, cancel or rescind the Plan in whole or in part at any time provided that

(i) no amendment, termination, cancellation or rescission of the Plan shall result in the reduction of any amount to be paid to any Participant or any beneficiary of a Participant or delay the date or dates on which any such payment shall be made, and

(ii) upon a termination, cancellation or rescission of the Plan, all payments to be made to a Participant or any beneficiary of a Participant shall be made pursuant to the terms of the Plan as in effect prior to such termination, cancellation or rescission, provided, however, that if the Plan is terminated in connection with a “change in control event,” within the meaning of regulations or other guidance promulgated by the IRS under IRC §409A, the Compensation Committee, as constituted immediately prior to such event, may elect, in its sole discretion, to pay out all payment amounts to the Participant or his beneficiaries within 12 months after the occurrence of such event to the extent not inconsistent with such regulations or guidance or clause (i) above.

Notwithstanding the foregoing,

(iii) the Company may amend the Plan to reduce or terminate any credits that would otherwise be made pursuant to Section 3(b) effective on or after the second December 31 immediately following the date of such Company action, in which case the amount to be paid to any Participant or any beneficiary shall be reduced accordingly,

(iv) the Company may pursuant to any termination or cancellation of the Plan pursuant to clause (ii) above provide that the vested percentage (determined pursuant to Section 4) of a Participant’s account shall, in full satisfaction of all the Company’s obligations under the Plan with respect to such Participant, be paid to the Participant in lump sum as soon as administratively practicable as of any Valuation Date following the date of such Company action provided that (A) such account shall be distributed in accordance with U.S. Treasury Regulation §1.409A-3(j)(ix) and the regulations and guidance promulgated by the IRS thereunder, (B) such account shall first be credited with any amount that would otherwise be credited pursuant to Section 3(b) as of the first December 31 immediately following the date of such action (such amount to be credited no later than the earlier of such Valuation Date or such December 31), (C) amounts described in Section 3(c) continue to be credited or charged to such account up to and including such Valuation Date, and (D) such Participant be deemed to have completed ten full Years of Service for purposes of determining his vested percentage if he is still employed by the Company as of the date of such Company action, and

(v) the Company may pursuant to an amendment, termination or cancellation of the Plan provide that, for purposes of determining any benefit pursuant to Section 5(c), a Participant’s Annual Compensation shall be determined as if the Participant dies and terminates employment with the Company on December 31 of the calendar year during which such Company action occurs.

12. The Plan is hereby amended by adding at the end thereof a new Section 16 which reads as follows:

16. Compliance With Section 409A of Code. Notwithstanding any provision of Section 13 or 15 to the contrary, the Plan is intended to comply with the provisions of IRC §409A and shall be interpreted and construed accordingly. If the calculation of any amount to be paid on a specified date pursuant to this Plan is not administratively practicable due to events beyond the Participant’s control, such amount shall be deemed to have occurred on the date specified in this Plan if paid promptly upon the calculation of such amounts and not later than the end of the first calendar year during which the calculation of such amounts is administratively practicable, within the meaning of U.S. Treasury Regulation § 1.409A-3(d). The Company shall have the sole discretion and authority to, and may in its sole discretion, amend the Plan, unilaterally and at any time, to satisfy any requirements thereof or guidance provided by the U.S. Treasury Department to the extent applicable to the Plan, provided that no such amendment shall result in the reduction of any payment amount to the Participant or his beneficiary.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this 4th day of December, 2008.

COBRA ELECTRONICS CORPORATION

By:	/s/ Michael Smith
Title:	Senior Vice President and CFO